Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-83380, of Brooke Corporation of our report dated March 4, 2005, with respect to the financial statements of Brooke Corporation included in the annual report on Form 10-K for the year ended December 31, 2004.

/s/ SUMMERS, SPENCER & CALLISON, CPAs, CHARTERED
Summers, Spencer & Callison, CPAs, Chartered
Topeka, Kansas
March 30, 2005